As filed with the Securities and Exchange Commission on July 16, 2004.

Registration Number 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1370538

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 Garfield St. Denver, Colorado	80206

(Address of Principal Executive Offices)	(Zip Code)

STARTEK, INC. STOCK OPTION PLAN
STARTEK, INC. DIRECTORS’ STOCK OPTION PLAN

(Full title of the plan)

William E. Meade, Jr.
President, Chief Executive Officer and Director
Startek, Inc.
100 Garfield St.
Denver, Colorado 80206

(Name and address of agent for service)

303-399-2400

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities	Amount to	offering price per	aggregate offering	Amount of
To be registered	be registered(1)	share	price	registration fee

Common Stock	300,000 shares	$34.38 (2)	$10,314,000 (3)	$1,306.78

1	Such shares are in addition to the 1,075,000 shares of common stock registered by the Company on Registration Statement No. 333-77009 and the 600,000 shares of common stock registered by the Company on Registration Statement No. 333-63106.

2	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the New York Stock Exchange Composite Tape on July 9, 2004 pursuant to Rule 457(c).

3	Estimated solely for the purpose of calculating the registration fee based on the exercise prices of the outstanding options pursuant to Rule 457 (h)(1).

Explanatory Note

     On May 7, 2004, the stockholders of Startek, Inc. (the “Company”) approved amendments to the Stock Option Plan and Directors’ Stock Option Plan of the Company (collectively, the “Plans”), which increased the number of shares reserved for issuance under the Plans by an aggregate of 300,000 shares. The purpose of this Registration Statement is to register such additional shares for issuance under the Plans. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8 (No. 333-77009).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.

     No response is required to Item 7 because restricted securities are not to be reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

     The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit No.	Description and Method of Filing
Exhibit 5.1	Opinion of Faegre & Benson LLP on legality of stock offered.

Exhibit 23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9. Undertakings.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 13, 2004.

STARTEK, INC.
By:	/s/ Eugene L. McKenzie, Jr. Eugene L. McKenzie, Jr. Executive Vice President, Chief Financial Officer, Secretary, and Treasurer (Principal Financial Officer and Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William E. Meade, Jr. William E. Meade, Jr.	Director, President, and Chief Executive Officer (Principal Executive Officer)	July 13, 2004
/s/ A. Emmet Stephenson, Jr. A. Emmet Stephenson, Jr.	Director and Chairman of the Board	July 13, 2004
Hank Brown	Director
/s/ Ed Zschau Ed Zschau	Director	July 13, 2004

EXHIBIT INDEX

Exhibit No.	Description and Method of Filing
Exhibit 5.1	Opinion of Faegre & Benson LLP on legality of stock offered.

Exhibit 23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

Exhibit 23.2	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).